As filed with the Securities and Exchange Commission on November 28, 2000

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        ---------------------------------

         Date of Report (Date of earliest event reported): November 27, 2000


                              CHANDLER (U.S.A.), INC.
             (Exact name of registrant as specified in its charter)


                                 OKLAHOMA
                   (State or jurisdiction of incorporation)


               1-15135                                     73-1325906
       (Commission File Number)             (IRS Employer Identification No.)

         1010 Manvel Avenue
         Chandler, Oklahoma                               74834
(Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code:  (405) 258-0804

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                                                                        PAGE 1
Item 5.  Other Events
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         On November 27, 2000, Chandler Insurance Company, Ltd., the indirect parent of Chandler (U.S.A.), Inc. issued the following news release:

CHANDLER INSURANCE ANNOUNCES SPECIAL MEETING OF SHAREHOLDERS

Chandler Insurance Company, Ltd. (the "Company"), the parent of Chandler (U.S.A.), Inc., National American Insurance Company (NAICO) and other subsidiary companies based in Oklahoma, today announced that its Board of Directors, based on the unanimous recommendation of a Special Committee of independent directors, has adopted resolutions to amend the Company's Memorandum and Articles of Association to provide for a reverse stock split that would have the effect of paying public shareholders $10.00 per share and taking the Company private by reducing the number of shareholders of record. The proposed amendment, which is subject to approval by a majority of the public shareholders voting on the matter, calls for a reverse stock split in which each 1,000,000 common shares outstanding at the effective time of the amendment will be combined into one share. No fractional shares will be issued in the reverse stock split, but instead public shareholders would receive $10.00 cash for each common share outstanding before the split. The reverse stock split is part of a plan led by Brent LaGere, Chairman and Chief Executive Officer of the Company, and other senior company management and key shareholders of the Company, which would result in the Company becoming privately held.

The Company currently anticipates that a special meeting of shareholders will be held in Ciudad Acuna, Mexico to take action on the proposed amendment.
The Company has filed preliminary proxy materials respecting the special meeting with the Securities and Exchange Commission and will send notice of the special meeting and a proxy statement to shareholders in advance of the meeting date. The Company expects that the amendment effecting the reverse stock split will be filed as soon as practicable following shareholder approval.

The proposed going private transaction does not restrict nor impair the Board of the Company from considering any alternative proposal from any third party that might provide greater value to Chandler's shareholders. The Special Committee of the Board of Directors of the Company has engaged Stephens Inc. as financial advisor to the Special Committee. Chandler has not set a record date for the reverse stock split and reserves the right to withdraw the proposal at any time.

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                                                                        PAGE 2

CAUTIONARY STATEMENT

Some of the statements made in this News Release, as well as statements made by the Company in periodic press releases, oral statements made by the Company's officials to analysts and shareholders in the course of presentations about the Company and conference calls following earnings releases, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (i) general economic and business conditions; (ii) interest rate changes; (iii) competition and regulatory environment in which the Company operates; (iv) claims frequency; (v) claims severity; (vi) the number of new and renewal policy applications submitted by the Company's agents; (vii) the ability of the Company to obtain adequate reinsurance in amounts and at rates that will not adversely affect its competitive position; (viii) NAICO's ability to maintain favorable insurance company ratings; and (ix) other factors such as the ongoing litigation matters involving a significant concentration of ownership of common stock.

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                                                                        PAGE 3

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.




                                   CHANDLER (U.S.A.), INC.


Date: November 27, 2000            By: /s/ Mark C. Hart
                                       --------------------------------------
                                       Mark C. Hart
                                       Vice President - Finance and Treasurer
                                       (Principal Accounting Officer)